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                                                                   EXHIBIT 10.17


                 ---------------------------------------------



                          LOAN AND SECURITY AGREEMENT

                         dated as of September 25, 1997

                                    between

                      TRIAD SYSTEMS FINANCIAL CORPORATION

                                  as Borrower

                                      and

                        MELLON US LEASING, A DIVISION OF
                           MELLON LEASING CORPORATION

                                   as Lender

                 ---------------------------------------------


                                 $15,000,000.00

                             DISCOUNT LOAN FACILITY

                       ----------------------------------


                            Loans Secured by Leases,
                             Lease Receivables and
                                Leased Equipment




                          ---------------------------

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                               TABLE OF CONTENTS

1. DEFINITIONS........................................................ 1

     1.1  "Anniversary Date".......................................... 1
     1.2  "Business Day".............................................. 1
     1.3  "Closing Date".............................................. 1
     1.4  "Collateral"................................................ 1
     1.5  "Discount Facility"......................................... 1
     1.6  "Discount Facility Loan".................................... 2
     1.7  "Discount Facility Rate".................................... 2
     1.8  "Discount Facility Loan Value".............................. 2
     1.9  "Effective Date"............................................ 2
     1.10 "Eligible Equipment"........................................ 2
     1.11 "Eligible Lease"............................................ 2
     1.12 "Equipment"................................................. 3
     1.13 "Event of Default".......................................... 3
     1.14 "Excess Proceeds"........................................... 3
     1.15 "Guaranty".................................................. 3
     1.16 "Invoice Price"............................................. 3
     1.17 "Late Payment Rate"......................................... 3
     1.18 "Lease"..................................................... 3
     1.19 "Lease Proceeds"............................................ 4
     1.20 "Lessee".................................................... 4
     1.21 "Loan"...................................................... 4
     1.22 "Loan Repayment Amount"..................................... 4
     1.23 "Loan Repayment Date"....................................... 4
     1.24 "Obligations"............................................... 4
     1.25 "Operating Agreement"....................................... 4
     1.26 "Operative Documents"....................................... 4
     1.27 "Prepayment Fee"............................................ 4
     1.28 "Proceeds".................................................. 4
     1.29 "Remarketing Expenses"...................................... 5
     1.30 "Remarketing Proceeds"...................................... 5
     1.31 "Rent"...................................................... 5
     1.32 "Security Supplement"....................................... 5
     1.33 "Standard Cost"............................................. 5
     1.34 "Tangible Net Worth"........................................ 5
     1.35 "CCI"....................................................... 5


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2. THE DISCOUNT FACILITY . . . . . . . . . . . . . . . . . . . . . . .  . .   6

      2.1 Total Facility  . . . . . . . . . . . . . . . . . . . . . . .  . .  6
      2.2 Interest Calculation  . . . . . . . . . . . . . . . . . . . .  . .  6
      2.3 Minimum Loan  . . . . . . . . . . . . . . . . . . . . . . . .  . .  6
      2.4 Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .  . .  6

3. THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .   6

      3.1 Request for Loans . . . . . . . . . . . . . . . . . . . . .  . . .  6
      3.2 Approvals . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  7
      3.3 Disbursement of Discount Facility Loan  . . . . . . . . . .  . . .  7
      3.4 Loan Payments and Amortizations . . . . . . . . . . . . . .  . . .  7
      3.5 Upgrades and Additions  . . . . . . . . . . . . . . . . . .  . . .  8
      3.6 Optional Prepayment; Lender Refusal to Finance Upgrades
          or Additions . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      3.7 Mandatory Prepayment Termination of Lease . . . .  . . . . . . . .  8
      3.8 Mandatory Prepayment Casualty . . . . . . . . . .  . . . . . . . .  9
      3.9 Mandatory Prepayment Rent . . . . . . . . . .  . . . . . . . . . .  9
      3.10 No Other Prepayments Permitted  . . . . . . . . . . . . . . . . .  9
      3.11 Limited Recourse  . . . . . . . . . . . . . . . . . . . . . . . .  9
      3.12 Full Recourse . . . . . . . . . . . . . . . . . . . . . . . . . .  9

4. CONDITIONS PRECEDENT TO THE INITIAL LOAN  . . . . . . . . . . . . . . . . 10

     4.1 Evidence of Authority of TSFC . . . . . . . . . . . . . . . . . . . 10
     4.2 Evidence of Authority of CCI  . . . . . . . . . . . . . . . . . . . 10
     4.3 Operating Agreement . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.4 Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . 10
     4.5 TSFC Officer's Certificate  . . . . . . . . . . . . . . . . . . . . 10
     4.6 CCI Officer's Certificate . . . . . . . . . . . . . . . . . . . . . 11
     4.7 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.8 Agreement of Admission of Additional Secured Parties  . . . . . . . 11

5. CONDITIONS PRECEDENT TO ALL LOANS   . . . . . . . . . . . . . . . . . . . 12

     5.1 Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.2 Operating Agreement . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.3 Receipt of Certain Documents  . . . . . . . . . . . . . . . . . . . 12
          (a) Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          (b) Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          (c) Financing Statement Filed Against Lessees  . . . . . . . . . . 12
          (d) Financing Statements to be Filed Against TSFC  . . . . . . . . 13
          (e) Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . 13

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               (f) Notice of Assignment............................. 13
               (g) Acceptance Supplement............................ 13
               (h) Other Documents.................................. 13

6. SECURITY AGREEMENT............................................... 13

     6.1  Granting Clause........................................... 13
     6.2  Appointment of Lender..................................... 14
     6.3  Further Assurances........................................ 15
     6.4  No Obligations Assumed by Lender.......................... 15
     6.5  Release of Security Interest.............................. 15
     6.6  Final Release by Lender................................... 16

7. ADMINISTRATION................................................... 16

     7.1  Authorization to Collect Rent............................. 16
     7.2  Collections............................................... 16
     7.3  Remittance................................................ 16
     7.4  Lease Receivables Statements.............................. 16
     7.5  First Loss Provision Statements........................... 16
     7.6  Account Status Statements................................. 17

8. INDEMNITIES, INSURANCE, FIRST LOSS............................... 17

     8.1  Indemnities............................................... 17
     8.2  Indemnity Payment......................................... 18
     8.3  Insurance................................................. 19
     8.4  First Loss Provision...................................... 19
     8.5  Excess Proceeds........................................... 19

9. REPRESENTATIONS, WARRANTIES AND COVENANTS........................ 20

     9.1  Due Organization.......................................... 20
     9.2  Authority................................................. 20
     9.3  Principal Place of Business............................... 20
     9.4  Binding Obligations....................................... 20
     9.5  Approvals and Consents.................................... 20
     9.6  Compliance with Laws...................................... 20
     9.7  Clear Ownership........................................... 21
     9.8  Filings................................................... 21
     9.9  Actions................................................... 21
     9.10 Payment of Taxes.......................................... 22
     9.11 Notices................................................... 22
     9.12 Further Assurances; Enforcement of Leases................. 22
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     9.13  Validity and Enforceability of Leases and Guaranties......... 22
     9.14  Leases Duly Entered Into..................................... 22
     9.15  Equipment Description........................................ 22
     9.16  Leases Comply with Laws...................................... 22
     9.17  No Impairment of Value or Rights............................. 23
     9.18  No Lessor Liens.............................................. 23
     9.19  Notifications................................................ 23
     9.20  Books and Records Financial and Other Information............ 23
     9.21  Audit........................................................ 24
     9.22  Charges and Taxes............................................ 24
     9.23  Financial Covenants.......................................... 25
     9.24  Maximum Requests for Loans Per Month......................... 25

10. REPOSSESSION AND REMARKETING........................................ 25

     10.1  Request to Repossess; Remarketing............................ 25
     10.2  Remarketing Expenses......................................... 26
     10.3  Assignment................................................... 26
     10.4  No Guaranty.................................................. 26

11. EVENTS OF DEFAULT, REMEDIES......................................... 26

     11.1  Events of Default............................................ 26
     11.2  Remedies..................................................... 28

12. MISCELLANEOUS....................................................... 30

     12.1  General...................................................... 30
     12.2  Notices...................................................... 30
     12.3  Waivers...................................................... 31
     12.4  Costs and Expenses........................................... 31
     12.5  Successors; Assigns.......................................... 31
     12.6  Entire Agreement............................................. 31
     12.7  Headings; Titles............................................. 32


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         LOAN AND SECURITY AGREEMENT entered into as of  September 25,
1997 between TRIAD SYSTEMS FINANCIAL CORPORATION, a California corporation ("TSFC"), as borrower, and MELLON US LEASING, A DIVISION OF MELLON LEASING CORPORATION, a Pennsylvania Corporation ("Lender"), as Lender.


                            I N T R O D U C T I O N

         A. TSFC is a wholly owned subsidiary of COOPERATIVE COMPUTING, INC. ("CCI"), a Delaware corporation. CCI manufactures and TSFC purchases from CCI and leases to its customers computer systems and software, all in accordance with an Operating and Support Agreement dated September 25, 1997 among CCI, TSFC and Lender.

         B.      Lender engages in the business of equipment lease financing.

         C. Lender is willing to lend to TSFC amounts equal to the discounted value of payments under certain of its customer leases of computer systems and software, upgrades and add-ons or other equipment, and TSFC is willing to grant a security interest in the lease payments, the leased computer systems and software or other equipment and the interest of TSFC in the leases, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows;

         1.      DEFINITIONS

         When used in capitalized form herein, the following terms shall have the meanings indicated:

                 1.1      "Anniversary Date" -  September 25, 1998.

                 1.2 "Business Day" - any day other than a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of California.

                 1.3 "Closing Date" - with respect to any Loan - the date on which Lender makes a Loan to TSFC under this Agreement.

                 1.4      "Collateral" - as defined in Section 6.1.

                 1.5 "Discount Facility" - the credit facility provided by Lender to TSFC pursuant to Section 2.

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                 1.6      "Discount Facility Loan" - a Loan made by Lender to
TSFC  under the Discount Facility.

                 1.7 "Discount Facility Rate" - with respect to a Discount Facility Loan - will be that rates determined by mutual agreement of TSFC and Lender with respect to such Loan.

                 1.8 "Discount Facility Loan Value" - of a Lease at the time a Discount Facility Loan is made - either one hundred percent (100%) or ninety-eight percent (98%) of each payment of Rent remaining unpaid under the Lease at that time (but excluding any past due Rent), discounted from the date each such payment is due to such time at the Discount Facility Rate with respect to such Discount Facility Loan.

                 1.9      "Effective Date" - the date of this Agreement.

                 1.10 "Eligible Equipment" - new or remanufactured Equipment, including but not limited to, computer systems and related components, software and accessories manufactured or sold by CCI or another manufacturer or seller, having a Discount Facility Loan Value of not less than One Thousand Dollars ($1,000.00) subject to an Eligible Lease and not subject to a security interest or other encumbrance in favor of any corporation, firm or other person other than a security interest in favor of Lender arising under this Agreement or a Security Supplement.

                 1.11 "Eligible Lease" - a full payout net lease in the form of Exhibit A-1, naming TSFC as lessor, that:

                          (a) has a noncancellable term of not less than 24 months nor more than 84 months excluding renewals or extensions;

                          (b) provides for (i) Rent and casualty payments in amounts sufficient to repay to Lender the Loan made in respect of such lease and interest on such Loan at the Discount Facility Rate, (ii) interest on late payments under such lease at a rate not less than the Late Payment Rate and (iii) all payments to be made in United States dollars;

                          (c) provides that the lessor's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever other than the passage of time;

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                          (d)     covers only Eligible Equipment subject to a
                                  security interest in favor of Lender and includes all hardware and any other systems required to operate any included software;

                          (e) is not subject to any conditions, obligations of, or any right or offset, counterclaim or defense by, the Lessee thereunder;

                          (f) is a Lease under which the Lessee is not in default; and

                          (g) is in all other respects satisfactory to Lender.

                 1.12 "Equipment" - any and all Eligible Equipment leased to a Lessee by TSFC under a Lease, located in the United States and made subject to a security interest in favor of Lender by the execution and delivery by TSFC to Lender of a Security Supplement specifically describing such Eligible Equipment, together with (i) all accessions, replacements, parts, repairs, fixtures and accessories incorporated therein or affixed thereto under the Lease, and (ii) all upgrades, add-ons and additions incorporated therein or affixed thereto to the extent they have been financed by Lender under this Agreement.

                 1.13     "Event of Default" - as defined in Section 11.1.

                 1.14 "Excess Proceeds" - of an item of Equipment - any excess of (i) the Remarketing Proceeds thereof, over (ii) the outstanding principal balance of such Discount Facility Loan made to finance such Lease.

                 1.15 "Guaranty" - a guaranty, in the form of the guaranty which comprises a part of Exhibit A-1, executed and delivered by a corporation, firm or other person (a "Guarantor") satisfactory to Lender, assigned to Lender as security by the execution and delivery by TSFC of a Security Supplement specifically describing such guaranty.

                 1.16 "Invoice Price" - with respect to any Equipment - the aggregate invoice prices of CCI, as manufacturer or seller, or any other manufacturer or seller, net of taxes, transportation cost, delivery cost and any acquisition or other fees payable by TSFC to CCI or any of its affiliates.

                 1.17 "Late Payment Rate" - with respect to a Discount Facility Loan - two percent (2%) over the applicable Discount Facility Rate.

                 1.18 "Lease" - an Eligible Lease duly executed by the Lessee, approved by Lender and assigned to Lender as security by the execution and


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delivery by TSFC  to Lender of a Security Supplement specifically describing such Eligible Lease.

                 1.19 "Lease Proceeds" - with respect to any Lease - all payments due from or with respect to the Lessee, such Lease or the Equipment subject to such Lease, including, but not limited to, all Rent and any security deposits held by TSFC, all casualty, early termination, purchase option and indemnity payments, and all insurance and sales or lease proceeds of and requisition payments for the Equipment subject to such Lease.

                 1.20 "Lessee" - a United States-domiciled corporation, partnership or sole proprietorship that is the obligor for payment of Rent under a Lease.

                 1.21 "Loan" - any advance of funds by Lender under this Agreement to TSFC.

                 1.22 "Loan Repayment Amount" - with respect to a Loan at any time - the aggregate unpaid principal of, and accrued interest (including any interest accrued at the Late Payment Rate) on, such Loan.

                 1.23 "Loan Repayment Date" - with respect to any Loan - the twentieth day of each calendar month, commencing with the first such day to occur after the Closing Date for such Loan.

                 1.24      "Obligations" - as defined in Section 6.1.

                 1.25 "Operating Agreement" - the Operating and Support Agreement dated as of September 25, 1997 among CCI, TSFC, and Lender, in the form of Exhibit "B" attached hereto.

                 1.26 "Operative Documents" - this Agreement, each Security Supplement and the Operating Agreement.

                 1.27 "Prepayment Fee" - a fee equal to two percent (2%) of then unpaid principal amount due Lender under any Lease which is prepaid pursuant to Section 3.7.

                 1.28 "Proceeds" - of an item of Equipment - the sum of (i) the (a) gross cash proceeds of sale of such item or (b) aggregate Rent obligation under a re-lease of such item discounted at the applicable Discount Facility Rate, as the case may be, plus (ii) any past due Rent and any other termination amount paid by the Lessee, or by TSFC on behalf of the Lessee, plus
(iii) any security deposit held by TSFC that reduces the Lessee's lease termination payment.



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                 1.29     "Remarketing Expenses" - with respect to an item of
Equipment - the sum of (i) reasonable costs of repossessing, transporting, refurbishing and remarketing the item pursuant to Section 10, plus (ii) any applicable sales, use or similar taxes imposed in connection with the sale or re-lease of such item and not paid by the purchaser or lessee, plus (iii) in the case of a Lease default, enforcement and collection costs.

                 1.30 "Remarketing Proceeds" - with respect to an item of Equipment - the Proceeds minus the Remarketing Expenses.

                 1.31 "Rent" - under a Lease, the periodic charges specified in the Lease for the use of the Equipment, excluding casualty or early termination, purchase option and indemnity payments and any amounts a Lessee may be required to pay for taxes, license fees, assessments or maintenance.

                 1.32 "Security Supplement" - a supplement hereto substantially in the form of Exhibit "C", executed and delivered to Lender by TSFC, describing Equipment and Leases and subjecting the same to the security interest in favor of Lender arising under Section 6.

                 1.33 "Standard Cost" - with respect to an item of Equipment at any time - an amount equal to fifty percent (50%) of the Loan Repayment Amount of the Lease calculated on the Loan Repayment Date.

                 1.34 "Tangible Net Worth" of TSFC - the gross book value of TSFC's consolidated tangible assets less (a) reserves applicable thereto and
(b) all of TSFC's consolidated liabilities (including accrued and deferred income taxes) other than indebtedness subordinated, in a manner satisfactory to Lender, to TSFC's indebtedness to Lender. All determinations of the characterization of assets and of the values comprising "Tangible Net Worth" shall be made in accordance with generally accepted accounting principles consistently applied.

                 1.35 "CCI" - Cooperative Computing, Inc., a Delaware corporation, or any successor entity resulting from the sale or transfer of the stock of Cooperative Computing, Inc. to another corporation as a result of the merger, acquisition, consolidation, or dissolution of Cooperative Computing, Inc. or resulting from the transfer of all or substantially all of the assets of Cooperative Computing, Inc..

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         2.      THE DISCOUNT FACILITY

                 2.1 Total Facility. Subject to the terms and conditions hereof, from time to time, from (and including) the Effective Date to and excluding the Anniversary Date (unless extended by Lender and TSFC), Lender may with respect to each Lease, make a Loan to TSFC in a principal amount equal to the Discount Facility Loan Value; provided, however, the aggregate principal amount of all Loans outstanding at any time shall not exceed $15,000,000.00, and provided further that neither TSFC or CCI suffers a material adverse change in its business, condition (financial or other), performance, operations, properties or prospects or in its ability to perform its obligations under the Operative Documents to which it is a party or the Leases.

                 2.2 Interest Calculation. Interest on the Discount Facility Loans shall be computed on the basis of a 360-day year of 12 30-day months.

                 2.3 Minimum Loan. The aggregate principal amount of the Loans made on any Closing Date shall be not less than Two Hundred Thousand Dollars ($200,000.00).

                 2.4 Payments. Lender shall pay the proceeds of the Loans in immediately available funds on the Closing Dates for such Loans. TSFC shall make each payment due under this Agreement to Lender or its assignee in immediately available funds to the account or address specified by Lender or such assignee.


         3.      THE LOANS

                 3.1 Requests for Loans. No later than ten (10) Business Days before the Closing Date relating to a Discount Facility Loan requested by TSFC , TSFC shall submit to Lender Eligible Leases together with lease schedules and other supporting documentation, and the following:

                          (a) the name of each Lessee under such Eligible Leases, together with (i) unless previously submitted to Lender, financial statements, to the extent available, of each such Lessee, if the equipment value is over Fifty Thousand Dollars ($50,000.00), as of the end of such Lessee's most recent fiscal year, and any interim financial statements of such Lessee readily available to TSFC, or CCI, all in form and substance satisfactory to Lender, (ii) the payment history of such Lessee under other leases entered into between such Lessee and TSFC, or CCI and (iii) such additional financial

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
                                information pertaining to any Lessee as Lender may request;

                          (b)   the Rent schedule for each such Eligible Lease;
                                and

                          (c) such other relevant information as is in the possession of TSFC or as Lender shall reasonably require.

                 3.2 Approvals. Within ten (10) Business Days of receipt of all information required to be submitted pursuant to Section 3.1, Lender shall advise TSFC in writing if, in its sole and unlimited discretion, Lender approves the proposed Eligible Lease and, if Lender requires the credit support of a Guarantor, the credit of the proposed Guarantor. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined such credit. Lender may revoke any credit approval prior to making the Discount Facility Loan relating to a proposed Lease if, in Lender's sole judgment, the proposed Lessee or Guarantor suffers a material adverse change in its business, condition (financial or other), performance, operations, properties or prospects or in its ability to perform its obligations under the Lease or the Guaranty, as the case may be, Lender shall promptly return all credit packages to TSFC relative to any rejected lease transactions.

                 3.3 Disbursement of Discount Facility Loan. Subject to a satisfaction of the conditions precedent set forth in Section 4 and Section 5, Lender shall make Discount Facility Loans on the Closing Date proposed in accordance with this Section. The Discount Facility Loans made on the Closing Date shall be in an aggregate principal amount equal to the aggregate Discount Facility Loan Values of the Eligible Leases submitted by TSFC pursuant to
Section 3.1 and approved by Lender pursuant to Section 3.2. If, for any reason, a Discount Facility Loan is not made on a proposed Closing Date notwithstanding compliance by TSFC with Section 3.1, the Closing Date may be rescheduled to a date, within ten (10) Business Days of such Closing Date, mutually agreed upon in writing by Lender and TSFC .

                 3.4 Loan Payments and Amortizations. Each Discount Facility Loan shall bear interest at the Discount Facility Rate determined for such Loan and shall be evidenced by a Security Supplement which shall set forth the repayment terms with respect to such Discount Facility Loan in a manner satisfactory to Lender and shall identify the Lease(s) with respect to which such Discount Facility Loan is made. Principal of, and accrued interest on, the Discount Facility Loans shall be payable in accordance with the Security Supplement for such Discount Facility Loan. Each Discount Facility Loan shall be amortized by the Lease Proceeds received by TSFC and paid by it to Lender with respect to the Leases financed by such Loan, with such Lease Proceeds


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
applied first to accrued and unpaid interest, then to any other amounts due under such Loan, and then to principal.

                 3.5 Upgrades and Additions. TSFC may, from time to time, agree with a Lessee under a Lease that the Equipment subject to such Lease shall be upgraded or that additional Eligible Equipment should be added to such Lease. If TSFC and such Lessee amend such Lease to increase the Rent payable thereunder in consideration of such upgrade or addition, TSFC may request that Lender finance the upgrade or addition covered by such amendment ( the "Lease Amendment"). Not later than ten (10) Business Days after such request, Lender shall give TSFC written advice as to whether Lender, in its sole discretion, has elected to finance such upgrade or addition. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined to finance such upgrade or addition. If Lender agrees to finance such upgrade or addition, Lender shall, subject to satisfaction of the conditions precedent set forth in Sections 4 and 5, make a Discount Facility Loan in an amount equal to the aggregate increase in Rent effected by the Lease Amendment which remains unpaid as of the applicable Closing Date, but excluding any such increase in Rent which is past due, discounted at the Discount Facility Rate determined on the applicable Closing Date. The Closing Date with respect to such Discount Facility Loan shall be a date agreed upon in writing by Lender and TSFC. If Lender agrees to make such a Discount Facility Loan, the Lease Amendment shall be considered a "Lease" for all purposes of this Agreement (including, without limitation, Section 5).

                 3.6 Optional Prepayment: Lender Refusal to Finance Upgrades or Additions. If Lender elects not to finance an upgrade or addition pursuant to Section 3.5, TSFC may give Lender not less than ten (10) days prior written notice of its intention to prepay the Discount Facility Loan made to finance the Lease in respect of which an upgrade or addition has been made. On the first Loan Repayment Date to occur after the ten (10) day notice period has elapsed, TSFC shall pay to Lender the Loan Repayment Amount with respect to the Loan made to finance such Lease. No Prepayment Fee shall be payable in respect of an optional prepayment made pursuant to this Section 3.6.

                 3.7 Mandatory Prepayment: Termination of Lease. If a Lessee voluntarily terminates a Lease before its scheduled expiration, TSFC shall prepay the Discount Facility Loan made to finance such Lease on the Loan Repayment Date immediately following such termination. On such Loan Repayment Date, TSFC shall pay to Lender (i) the Loan Repayment Amount with respect to the Loan made to finance such Lease and (ii) the Prepayment Fee.

                 3.8 Mandatory Prepayment: Casualty. If any Equipment subject to a Lease is lost or damaged, and cannot be repaired or replaced with substantially similar Equipment by the first Loan Repayment Date occurring not less than thirty (30) days after such loss or damage, TSFC shall prepay the Discount Facility Loan made to finance such Lease on such Loan Repayment Date. On such Loan Repayment Date, TSFC shall (i) pay to Lender the Loan Repayment Amount with respect to the Loan made to finance such Lease. No Prepayment Fee shall be payable in respect to a mandatory prepayment made pursuant to this
Section 3.8.

                 3.9 Mandatory Prepayment: Rent Default. If any Rent under any Lease financed or refinanced by a Discount Facility Loan shall remain unpaid for a period of ninety (90) days from the date when due, TSFC shall prepay such Loan in accordance with Section 8.4. No Prepayment Fee shall be payable in respect to a mandatory prepayment made pursuant to this Section 3.9.

                 3.10 No Other Prepayments Permitted. No Discount Facility Loan may be prepaid except as otherwise expressly provided in the Agreement unless TSFC pays together with the Loan Repayment Amount for such Discount Facility Loan the Prepayment Fee.

                 3.11 Limited Recourse. Lender agrees that, except as provided in this Section 3.11 Section 3.12, Section 8 and Section 10, each Discount Facility Loan is nonrecourse to TSFC and that the repayment of each Discount Facility Loan shall be obtained solely from the Lease Proceeds of the Leases, Proceeds of the Equipment and the other collateral in which Lender has been granted a security interest pursuant to Section 6; provided, however, that TSFC shall be fully liable (without any limitation on recourse) (i) if (a) TSFC shall fail to pay over to Lender any Lease Proceeds received by TSFC due Lender hereunder, in which case TSFC shall be liable for the amount of the Lease Proceeds not so paid over plus interest accrued thereon at the Late Payment Rate from the date the Lease Proceeds were required to be paid over to Lender, or (b) the fees and payments paid by a Lessee to TSFC upon termination of a Lease are less than the Loan Repayment Amount relating to such Lease, in which case TSFC shall be liable for the difference between such Loan Repayment Amount and the amount of such fees and payments paid over to Lender and (ii) for all payments required to be made pursuant to Section 3.8, whether or not insurance proceeds received by TSFC are at least equal to such payments.

                 3.12 Full Recourse. Notwithstanding anything set forth herein, including, without limitation, any limitation on recourse against TSFC, Discount Facility Loans may be with recourse to TSFC. Such Loans shall be secured by Leases which are Eligible Leases except that the creditworthiness of the Lessee may not otherwise be acceptable to Lender. A Discount Facility Loan with recourse shall be designated as such by mutual written agreement of Lender and TSFC, as the case may be, prior to the Closing Date of such Loans. Upon occurrence at any time of any default under such Leases, TSFC shall repay the Discount Facility Loan made to finance such Leases on the Loan Repayment Date occurring not more than thirty (30) days after such default. On such Loan Repayment Date, TSFC shall pay (i) the outstanding principal balance of the Discount Facility Loan made to finance such Leases, and (ii) all accrued and unpaid interest on such Discount Facility Loan to the date of payment. No Prepayment Fee shall be payable in respect of any such prepayment. The amounts paid to Lender by TSFC pursuant to this paragraph shall not be charged against the First Loss Provision defined in Section 8.4.


         4.      CONDITIONS PRECEDENT TO THE INITIAL LOAN

                 Lender will not make the initial Loan hereunder until it has received all of the following, in form and substance satisfactory to Lender:

                 4.1      Evidence of Authority of TSFC.   Certified
resolutions of the Board of Directors of TSFC authorizing the execution, delivery and performance of each of the Operative Documents to which it is a party and any other document required hereunder together with an incumbency certificate with respect to the officer or officers of TSFC executing any of such Operative Documents and any document required hereunder.

                 4.2 Evidence of Authority of CCI. Certified resolutions of the Board of Directors of CCI authorizing the execution, delivery and performance of the Operating Agreement and any other document required thereunder together with an incumbency certificate with respect to the officer or officers of CCI executing the Operating Agreement and any document required thereunder.

                 4.3 Operating Agreement. The Operating Agreement, duly executed by CCI, TSFC, and Lender.

                 4.4 Financial Statements. The most recent consolidated financial statements of CCI and TSFC.

                 4.5 TSFC Officer's Certificate. A certificate from a duly authorized officer of TSFC, dated as of the first Closing Date, stating that:

                          (a) all representations and warranties made by TSFC under this Agreement and under the Operating Agreement are true and correct as of the date of the certificate;

                          (b) TSFC is in compliance with all covenants made under this Agreement; and

                          (c) no event has occurred and is continuing that is, or with the passage of time or giving of notice or both would be, an Event of Default or a default under or breach of the Operating Agreement; and

                          (d) containing an express undertaking by TSFC to give immediate notice to Lender it at any time if any of the above statements are no longer true.

                 4.6 CCI Officer's Certificate. A certificate from a duly authorized officer of CCI, dated as of the first Closing Date, stating that:

                          (a) all representations and warranties made by CCI under the Operating Agreement are true and correct as of the date of the certificate;

                          (b) CCI is in compliance with all covenants made under the Operating Agreement;

                          (c) no event has occurred and is continuing that is, or with the passage of time or giving of notice or both would be, a default under or breach of the Operating Agreement; and

                          (d) containing an express undertaking by CCI to give immediate written notice to Lender if at any time if any of the above statements is no longer true.

                 4.7      Insurance. Evidence of the insurance required by
Section 8.3.

                 4.8 Agreement of Admission of Additional Secured Parties. Evidence that the Agreement of Admission of Additional Secured Parties, in the form previously executed by Lender has been duly executed and delivered by all of the other parties thereto.

         5.      CONDITIONS PRECEDENT TO ALL LOANS

                 Lender will not make any Loan hereunder (including the initial
Loan) unless on the date thereof:

                 5.1 Notice. TSFC shall have given Lender verbal notice of each Closing Date no later than five (5) Business Days prior to such Closing Date.

                 5.2 Operating Agreement. The Operating Agreement shall be in full force and effect and no defaults or breaches shall exist thereunder as of the applicable Closing Date.

                 5.3 Receipt of Certain Documents. Lender shall have received the following, in form and substance satisfactory to Lender:

                          a)       Lease. (i) A signed fax copy or
                                   original, manually executed counterparts in the possession of CCI or TSFC on such Closing Date of each Lease financed on such Closing Date and the related Lease Schedule substantially in the form contained in Exhibit "A-1", in each case duly executed by TSFC as lessor and by the Lessee thereunder;

                         (b)       Guaranty.  If required by Lender,
                                   signed fax copy or original, manually
                                   executed counterparts in the possession of CCI or TSFC on such Closing Date of each Guaranty duly executed by the Guarantor;

                         (c)       Financing Statements Filed Against
                                   Lessees. Except in the case of Leases of Equipment having an aggregate Invoice Price less than Thirty-five Thousand Dollars ($35,000.00), either evidence of electronic filing receipts, a search report from Dun & Bradstreet listing, among other things, filing numbers and filing dates or copy of duly executed and filed Uniform Commercial Code financing statements on form UCC-1 naming TSFC as secured party and the Lessees under the Leases to be financed on the Closing Date as debtors, identifying as collateral the Equipment subject to such Leases.

                         (d)       Financing Statements to be Filed
                                   Against TSFC.  Copies of duly executed
                                   Uniform Commercial Code financing statements on form UCC-1, naming TSFC as debtor and Lender, as secured party, and identifying as collateral the Leases and any Guaranties and Equipment to be assigned in sufficient number to be filed in all jurisdictions as may be necessary, in Lender's judgment, to perfect Lender's security interest in such collateral, including, without limitation, jurisdictions where TSFC has its chief executive offices and maintain its records in respect to the Leases;

                         (e)       Supplement.  A Security Supplement,
                                   duly executed by TSFC  relating to and
                                   describing the Lease, and Guaranty and the Equipment covered thereby;

                         (f)       Notice of Assignment.  An original
                                   notice to the relevant Lessee of the
                                   assignment to Lender of the relevant Lease, signed by TSFC, substantially in the form of Exhibit "D";

                         (g)       Acceptance Supplement.  A copy of
                                   the original executed counterpart of the delivery and acceptance certificate with respect to each Lease where the Invoice Price exceeds Fifty Thousand Dollars ($50,000.00) (substantially in the form contained in Exhibit "A-1") containing a complete description of the Equipment, duly executed by the Lessee thereunder; and

                         (h) Other DocumentsSuch other documents, instruments or agreements as Lender may reasonably request.

6.       SECURITY AGREEMENT

                 6.1 Granting Clause. In order to induce Lender to make Loans from time to time to TSFC, and in order to secure (i) the prompt repayment of the Loans and payment of all interest accrued thereon and any applicable Prepayment Fee if any, (ii) the strict performance and observance by TSFC of the obligations to be performed by it hereunder and (iii) all costs of litigation, collection, reasonable attorneys' fees and other costs expended or incurred in connection with the enforcement of Lender's rights hereunder and with respect to the Leases and the Equipment (the obligations referred to in clauses (i) through (iii) being collectively referred to as the "Obligations"), TSFC hereby assigns, pledges and grants a continuing security interest to Lender in all of its right, title and interest in and to the following described properties, assets and rights (such properties, assets and rights collectively called the "Collateral"):

                         (a) each Lease and all of TSFC's rights thereunder including the right to receive payments (including Rent and security deposits) due to TSFC thereunder and the right to exercise rights and remedies upon default;

                         (b) every item or component of Equipment subject to Leases, together with (i) all accessions, replacements and substitutions thereto and therefore and (ii) all upgrades, add-ons and additions thereto and therefore to the extent they have been financed by Lender under this Agreement, and (iii) all of its rights in the software and licenses related thereto;

                         (c) each and every Guaranty, security interest, mortgage or other security securing (including security deposits) the payment and performance of the Lessee's obligations under the Leases;

                         (d) all Lease Proceeds and Proceeds of items or components of Equipment; and

                         (e) all warranty and other rights TSFC may have with respect to the Leases and the Equipment subject thereto against the manufacturer(s) of the Equipment, and

                         (f) the proceeds (whether cash or non-cash proceeds), and products of all the properties, assets and rights described in paragraphs (a), (b),(c), (d) and (e) above including without limitation, all insurance payments, whether or not Lender is the loss payee thereof; in each case whether now owned or hereafter acquired.

                 6.2 Appointment of Lender. If Lender assumes administration of collection of Rent pursuant to Section 11.2, TSFC irrevocably appoints the Lender as its attorney-in-fact (such power being coupled with an interest) to do, in its sole and unlimited discretion, any or all of the following:

                         (a) to endorse or sign TSFC's ' name on all checks, collections receipts, UCC's or other documents related to the Leases;

                         (b) to take possession of and open mail addressed to TSFC relating to such collection and remove Rent and proceeds and products of the Collateral;

                         (c) to ask, demand, collect, receive, sue for, compound and give acquittance for any and all payments assigned hereunder;

                         (d) to settle, adjust or compromise any claim thereunder as fully as TSFCcould itself;

                         (e) to endorse its name on all checks and other commercial paper given in payment or in part payment thereof; and

                         (f) in its discretion, to file any claim or take any other action or proceeding, either in Lender's own name or in TSFC's name or otherwise, that Lender may deem necessary or appropriate to collect any and all sums that may be or become due or payable under the Leases or that may be necessary or appropriate to protect the right, title and interest of Lender in and to the Collateral and the security intended to be afforded thereby and hereby.

                 6.3 Further Assurances. TSFC will upon written direction from Lender and at the expense of TSFC , do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, instruments, transfers and assurances reasonably necessary or proper for the better assuring, conveying, assigning and confirming unto Lender all of the Collateral, whether now owned or hereafter acquired and shall not provide further assurances to any other lender which may conflict with Lender's security interest or provide such lender with a security interest superior to Lender's without first giving to Lender the same further assurances.

                6.4 No Obligations Assumed by Lender. Lender does not assume, and its interest herein shall not be subject to, any obligations or liabilities of TSFC under any Lease or any duty to collect money due thereunder or to enforce collection thereof. Lender assumes no responsibility, obligation or liability for any representation, warranty or obligation, express or implied, made by any agent or employee of TSFC to a Lessee in connection with any Lease.

                 6.5 Release of Security Interest. Upon payment in full of all amounts due on a Loan and provided no Event of Default shall have occurred and be continuing, Lender agrees to (i) release its security interest in the Lease financed by such Loan and the Equipment subject thereto; (ii) deliver to TSFC such other documents relating to released Leases and Equipment prepared by

TSFC as TSFC may reasonably request, and (iii) deliver the foregoing items within ten (10) days to TSFC after receipt of termination payment.

                 6.6 Final Release by Lender. Upon termination of Lender's commitment to make Loans, repayment in full to Lender of all Loans, and performance of all other Obligations, Lender will release its security interest in the Collateral in the manner provided in Section 6.5.


         7.      ADMINISTRATION

                 7.1 Authorization to Collect Rent. Until such time as there is an Event of Default hereunder or TSFC's authority to collect Rent is terminated pursuant to Section 11, TSFC is authorized to and shall collect Rent from Lessees. TSFC shall provide Lender with monthly Lease Receivable Report relating to the immediately preceding month.

                 7.2 Collections. TSFC will undertake such collections as an independent contractor and not as Lender's agent, and in connection therewith will at its sole cost and expense, diligently perform all billing and collecting for Rent due and to become due with respect to Leases and Equipment financed under Discount Facility Loans. TSFC shall bill Lessees in accordance with its standard billing procedures provided that each invoice sent with respect to any Lease sold and assigned hereunder shall segregate the amount due thereunder for maintenance, services and taxes.

                 TSFC shall deliver to Lender a list of all Leases then outstanding, and a statement showing the delinquency under such Leases.

                 7.3 Remittances. TSFC shall, on or before the Loan Repayment Date of each month, make payment to Lender of the amount due on each Discount Facility Loan on such date regardless of whether or not any Rent under applicable Leases shall have been collected by TSFC. Notwithstanding the preceding sentence, during any period of time in which TSFC is not obligated to perform its obligations under Section 8.4 by reason of the limitation on its liability set forth therein, TSFC shall be obligated to make payments to Lender on each Discount Facility Loan only to the extent that TSFC shall have collected Rent under the applicable Leases.

                 TSFC shall provide Lender the first loss provision described in Section 8.4 on a quarterly basis.

                 7.4 Lease Receivables Statements. As soon as available, but no later than the twentieth day of each month, TSFC shall deliver to Lender a list of all Leases then outstanding, and a statement showing payments, such Leases both being complete and correct.

                 7.5 First Loss Provision Statements. On the last Business Day of each January, April, July and October, TSFC shall provide Lender with a quarterly statement as of such date of the First Loss Provision described in Section 8.4, in the form attached hereto as Exhibit E.

                 7.6 Account Status Statements. As soon as available, TSFC shall deliver to Lender any changes in account status for any Leases then outstanding that TSFC becomes aware of from time to time. Account status shall be defined, but not limited to, changes in Lessee billing address, equipment locations, equipment, and/or legal name.


         8.      INDEMNITIES, INSURANCE, FIRST LOSS

                 8.1 Indemnities. Notwithstanding anything set forth herein, including, without limitation, any limitation on recourse against TSFC , TSFC shall indemnify, protect and defend Lender and hold it safe and harmless from and against any and all losses, claims, demands, penalties, actions, suits, proceedings, costs, expenses (including reasonable attorneys' fees), damages and liabilities ("Indemnified Amount") (other than Indemnified Amounts arising from or pertaining to the gross negligence or willful misconduct by Lender) that may at any time be made, brought, incurred, assessed or adjudged against Lender arising from or pertaining to:

                          (a)   the manufacture, purchase, license,
                                subscription, financing, ownership, delivery, rejection, nondelivery, possession, use, dismantling, transportation, storage, operation, maintenance, repair, return or other disposition of the Equipment;

                          (b) breach of any covenant or warranty made by TSFC, or CCI relating to any Equipment or Lease or maintenance of any Equipment, including qualification of any Equipment for any tax benefit;

                          (c) any claim, action or proceeding involving patent or trademark infringement or copyright or trade secret violations relating to the Equipment (including any interest or penalty) whether or not such claim, action or proceeding involves a claim of infringement or a combination or design patent;

                          (d) failure of Lender, for whatever reason, to have obtained a first priority perfected purchase money security interest in and lien on the Collateral, including, without limitation, the Leases and the Equipment whether or not (i) the Equipment is deemed to be an asset of a Lessee as the result of a Lease being held to be a security agreement rather than a true lease or
                                (ii) Uniform Commercial Code financing
                                statements on form UCC-1 were filed against a Lessee with respect to the Equipment under
                                Section 5.3 (c);

                          (e) any misrepresentation made by any agent or employee of TSFC, or CCI in the course of negotiations regarding any Lease or Equipment;

                          (f) any breach of any warranty or covenant, or any misrepresentation, of TSFC, or CCI in any Lease, any Operative Document or any certificate of an officer of TSFC, or CCI delivered in accordance therewith;

                          (g) failure of any lease or Equipment to comply with applicable laws, regulations or contractual specifications or warranties, or to be an Eligible Lease or Eligible Equipment, as the case may be;

                          (h) any dispute, claim, offset, or defense of any Lessee (other than payment by, or discharge in bankruptcy of, such Lessee) to the payment of any Rent;

                          (i) Lender having received from TSFC only a fax copy
                              (rather that the original, manually executed copy) of any Lease or any Guaranty;

                          (j) failure of TSFC or CCI to pay when due any taxes
                              for which it is liable; and

                          (j) any wrongful or negligent acts or omissions of
                              TSFC, its agents or assigns, in carrying out
                              TSFC's obligations under Section 7 or Section 10.

                 TSFC shall assume, at its expense, full responsibility for the defense and satisfaction of the foregoing, with counsel reasonably satisfactory to Lender. All of the indemnities set forth in this Section 8.1 shall survive the cancellation or termination of this Agreement.

                 8.2 Indemnity Payment. Upon the occurrence of any of the events set forth in Section 8.1, TSFC unconditionally agrees to pay Lender, upon written demand, the Indemnified Amount.

                 8.3 Insurance. With respect to all Equipment, TSFC shall maintain in full effect, and shall deliver to Lender evidence of, (a) liability insurance, with a combined single limit of at least Five Hundred Thousand Dollars ($500,000.00) per occurrence, naming Lender as additional insured, (b) property damage insurance including all- risk insurance, on all Equipment, naming Lender as a loss payee, in an amount equal to actual cash value or replacement value, with a deductible of not more than Two Hundred Thousand Dollars ($200,000.00) per year for all Equipment and (c) such other insurance as is usual in the business carried on by TSFC, which insurance shall be satisfactory to Lender as to amount, form, nature and carrier.

                 8.4 First Loss Provision. If any Rent under any Lease financed or refinanced by a Discount Facility Loan shall remain unpaid for a period of ninety (90) days from the date when due, TSFC shall, on the next succeeding Loan Repayment Date, upon written demand by Lender, pay to Lender the Loan Repayment Amount of such Discount Facility Loan. The liability of TSFC under this Section 8.4 on any Loan Repayment Date shall not exceed (i) ten percent (10%) of the aggregate initial principal amount of all Loans made under this Agreement as of such Loan Repayment Date plus (ii) the aggregate Standard Cost of all Equipment financed with the Discount Facility Loans with respect to which Lender has made demand pursuant hereto minus (iii) the aggregate Loan Repayment Amounts paid by TSFC to Lender pursuant to this Section 8.4 with respect to Discount Facility Loans as of such Loan Repayment Date minus (iv) the aggregate of all amounts paid by TSFC to Lender under Section 7.3 without having collected Rent under Leases financed by Discount Facility Loans which Lender has demanded to be repaid under this Section 8.4 on such Loan Repayment Date to the extent TSFC has been unable to collect such amounts from such Lessees as of such Loan Repayment Date. The method of determining this amount is described in Exhibit "E". Lender's rights under this Section 8.4 shall be cumulative and in addition to all other rights to receive payment of the Discount Facility Loans pursuant to this Agreement.

                 8.5 Excess Proceeds. If, on any Loan Repayment Date, all or any portion of any Loan Repayment Amount shall not have been paid pursuant to Section 8.4 due to the limitation on the liability of TSFC set forth in that Section and TSFC thereafter realizes Excess Proceeds with respect to any Equipment to Lender, the previously unpaid portion of all such Loan Repayment Amounts shall be promptly paid by TSFC to Lender to the extent of such Excess Proceeds.

         9.      REPRESENTATIONS, WARRANTIES AND COVENANTS

                 TSFC represents, warrants and covenants that:

                 9.1 Due Organization. It is a corporation duly organized and validly existing in good standing under the laws of California, and is duly qualified or otherwise authorized to do business wherever necessary to carry on its present business and operations and to perform its respective obligations under each Operative Document and each Lease.

                 9.2 Authority. It has the full power, authority and legal right to enter into and perform its obligations under each Operative Document.

                 9.3 Principal Place of Business. Its chief executive office and the office where it maintains its records concerning payments under the Leases is in Livermore, California, and it will not change such principal place of business or remove therefrom such records, or any other records relating to the Collateral or any Loan, or change its name, identity or corporate structure, without at least thirty (30) days prior written notice to Lender.

                 9.4 Binding Obligations. Each Operative Document has been duly authorized and upon execution and delivery will constitute legal, valid and binding obligations, enforceable against it in accordance with the terms thereof.

                 9.5 Approvals and Consents. No stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligation, or authorization, consent, approval or license by, exemption from or registration with, any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, is necessary in connection with the execution, delivery and performance of its obligations under the Operative Documents, and no consent of any owner, lessor or mortgagee of premises where any Equipment is located is needed to permit Lender or TSFC to enforce the rights of the lessor under the Leases or, if required, the same have been obtained and certified copies have been delivered to Lender.

                 9.6 Compliance with Laws. There is no law, governmental rule, regulation, judgment, decree or order binding on it that would be contravened by the execution and delivery of, and performance under, the Operative Documents. It will at all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over it or its business if not complied with, would have a material adverse effect on TSFC's business, condition (financial or other), performance, operations, properties or prospects or on its ability to perform its obligations under the Operative Documents or the Leases.

                 9.7 Clear Ownership. It is, and will continue to be, the record and beneficial owner of 100% of each Lease and all Equipment subject to Leases in which it is named as Lessor free and clear to all mortgages, deeds of trust, pledges and other liens, security interests, charges or encumbrances, except for liens for taxes due but not yet payable and liens in favor of Lender and shall promptly deliver to Lender any executed counterparts of Leases which were not delivered to Lender pursuant to Section 5.3(a) and which have subsequently come into its or CCI's possession. Notwithstanding the foregoing, TSFC shall be entitled to transfer to CCI or a subsidiary corporation of CCI record and beneficial ownership of any Equipment subject to Leases in which TSFC is named as Lessor, provided that:

                          (a) TSFC remains fully bound under the Agreement with respect to all Obligations, including the Obligations assumed by the assignee;

                          (b) the assignee assumes in writing the Obligations of TSFC under this Agreemen, subject to all the terms and conditions hereof and Lender's rights and remedies hereunder, and recognizes the continuing validity and priority of the lien of Lender in the Equipment;

                          (c) the assignee executes any documentation reasonably required by Lender to facilitate the foregoing provisions of this Section 9.7 and the Operating Agreement; and

                          (d) the assignee and TSFC execute and file all Uniform Commercial Code financing statements and assignment statements necessary or appropriate, in Lender's sole judgment, to continue, perfect and protect Lender's first priority security interest in the Collateral hereunder.

                 9.8 Filings. This Agreement and the Uniform Commercial Code filings made pursuant hereto create in favor of Lender a valid and perfected first priority security interest in the Collateral securing the Obligations.

                 9.9 Actions. There are no actions, suits, proceedings, claims or disputes pending or, to its knowledge, threatened against or affecting it or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if determined adversely to it, would have a material adverse effect on its business, condition (financial or other), performance, operations, properties or prospects, its ability to perform its obligations under the Operative Documents or the Leases or Lender's security interest in the Collateral.

                 9.10 Payment of Taxes. It has filed and will file all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, unless it is contesting the payment of certain taxes in good faith and has established adequate reserves therefore.

                 9.11 Notices. It will send to Lender copies of all significant notices, including, but not limited to, any notices with respect to the terms of any Lease, and other instruments or communications required or permitted to be given by the Lessee under any Lease.

                 9.12 Further Assurances; Enforcement of Leases. It will: (a) preserve and maintain its corporate existence and all rights, privileges and franchises now enjoyed and conduct its business in an orderly, efficient and customary manner; and (b) from time to time, at its own expense, take all actions reasonably necessary to establish, preserve, protect and perfect the rights created by this Agreement, including, without limitation, (i) the full and punctual performance of all of its obligations under the Leases; (ii) the enforcement of the Leases without waiver, amendment or modification; and (iii) the exercise of any and all rights of the lessor under the Leases as may be necessary or advisable to assure full compliance with the terms and provisions thereof and to protect Lender's security interest in the Collateral.

                 9.13 Validity and Enforceability of Leases and Guaranties. Each Eligible Lease and Guaranty submitted to Lender pursuant to Section 5.3 is genuine, valid and enforceable and is not subject to any offset, deduction, counterclaim or lien.

                 9.14 Leases Duly Entered Into. All parties to each Lease and Guaranty have full power, authority and legal right to enter into and perform its obligations under such Lease or Guaranty, as the case may be. Each Lease and Guaranty will be duly authorized, executed and delivered by the parties thereto, will constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms and will be in full force and effect on the Closing Date relating thereto, and no default thereunder shall exist on such Closing Date. The entire agreement with each Lessee is embodied solely in the executed counterparts of the applicable Lease and other documentation furnished to Lender with respect to such Lease.

                 9.15 Equipment Description Each Lease describes the Equipment leased to the Lessee named in such Lease, the Rent required for such Equipment and any applicable early termination payments.

                 9.16 Leases Comply with Laws. Each Lease complies with and does not violate applicable laws, regulations or contractual specifications or warranties, including without limitation, any applicable laws relating to maximum rates of interest (whether or not imputed) or similar charges and all required disclosures have been made with respect thereto under federal truth-in- lending and truth-in-leasing regulations to the extent applicable.

                 9.17 No Impairment of Value or Rights. It will not do anything that might impair the value of any Lease or Equipment or any of the rights or obligations of the parties hereto under any Lease.

                 9.18 No Lessor Liens. No Lease submitted to Lender pursuant to Section 5.3, or any Equipment subject thereto, or any other of its rights therein, has been assigned to, or be subject to, any lien or security interest in favor of, any person other than Lender.

                 9.19     Notifications.  It will promptly notify Lender of:

                          (a) any Event of Default or event which, upon the lapse of time or giving of notice, or both, would become an Event of Default, or any event which is, or upon the lapse of time or giving of notice, or both, would become a default under or breach of the Operating Agreement;

                          (b) any and all litigation or other matters or events concerning it or any Lessee that has a reasonable possibility of materially and adversely affecting its or any Lessee's business, condition (financial or other), performance, operations, properties or prospects or adversely affecting Lender's security interest in the Collateral.

                 9.20     Books and Records Financial and Other Information.
It shall:

                          (a) maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied and in compliance with the regulations of any governmental regulatory body having jurisdiction over it;

                          (b) give Lender and its representatives, at all reasonable times and upon reasonable notice, access to all records, files and books of accounting pertaining to all transactions subject to this Agreement, and permit

                                Lender and its representatives to inspect, audit and make extracts therefrom;

                          (c) upon the occurrence of an Event of Default or an event which, upon the lapse of time or giving of notice, or both, would become an Event of Default, permit Lender to exercise the inspection rights of TSFC under the Leases, on a non-exclusive basis;

                          (d)   deliver to Lender in form and detail
                                satisfactory to Lender, and in such reasonable number of copies as Lender may request:

                                (i) as soon as available, but no later than thirty (30) days after the end of each fiscal quarter, the quarterly financial statements of TSFC and CCI, in each case signed by the principal financial officer of TSFC or CCI, as the case may be;

                                (ii)  the lists of Lease receivables and
                                      statements showing the aging of
                                      receivables as required by Section 7.4;

                                (iii) the statement of first loss provision
                                      required by Section 7.5;

                                (iv)  such other information as Lender may
                                      reasonably request; and

                          (e) Deliver to Lender, in such reasonable number of copies as Lender may request, as soon as available, but no later than ninety (90) days after the end of each fiscal year, (i) the audited annual financial statements of CCI and
                                (ii) the annual financial statements of TSFC, audited or reviewed if available, or unaudited but signed by the principal financial officer of TSFC.

                 9.21 Audit. It shall permit Lender, from time to time, upon reasonable request and at Lender's sole expense, to conduct an audit of TSFC's accounting and operating procedures as they relate to the Leases, provided such audit does not unreasonably interfere with TSFC's normal business operation.

                 9.22 Charges and Taxes It shall make all filings in respect of and pay (or reimburse Lender for, upon presentation of an invoice) all charges and local, state or federal taxes (other than net income taxes of the Lender or franchise taxes levied upon Lender's net income), license fees, or other assessments, charges, fines and penalties, together with interest payable with respect thereto, levied or imposed upon or in connection with this Agreement, the Leases, the Equipment, the Rent and the Proceeds. Upon request of Lender, TSFC shall furnish Lender written evidence of such payment.

                 9.23     Financial Covenants.

                          (a) the Tangible Net Worth of TSFC shall at all times be at least $17,500,000.00;

                          (b) the ratio of TSFC's total consolidated debt (including subordinated debt) to TSFC's Tangible Net Worth shall at all times be no greater than 3 to 1;


                 Compliance with Section 9.23 shall be made in accordance with generally accepted accounting principles, consistently applied, as to both classification and amounts.

                 9.24 Maximum Requests for Loans Per Month. It will make no more than a combined total of three (3) requests for Loans, under Section 3.1, during each thirty day period.

         10.     REPOSSESSION AND REMARKETING

                 10.1 Request to Repossess; Remarketing. In the event that TSFC does not perform its obligations under Section 8.4 by reason of the limitation on its liability set forth therein, upon Lender's determination that a default exists under a Lease financed or refinanced by a Discount Facility Loan, either through notification by TSFC pursuant to Section 9.19 or otherwise, and that such default remains uncured within the time, if any, for curing the same permitted by the Lease, Lender, as secured party under this Agreement, may request TSFC to act as its agent, and upon such request TSFC will, as such agent, use diligent efforts to repossess the Equipment subject to such Lease as promptly and efficiently as is legally permissible. Thereafter TSFC will repair, service, refurbish and update, as needed, and, for a period of one hundred twenty (120) days or such other period as TSFC and Lender may agree upon in writing from the date the Equipment is repossessed (the "Remarketing Period"), attempt to sell or re-lease such Equipment on a non-priority (but non-discriminatory) basis and on such terms and conditions as reflect fair market value for similar equipment and are acceptable to Lender, in its sole discretion. TSFC shall give no less priority to remarketing Equipment pursuant to this Section 10.1 that it would similar equipment owned, leased or managed by

TSFC. The obligations of TSFC to remarket such Equipment for sale or lease shall include, but not be limited to, efforts to sell such Equipment, preparation and supervision of the documentation of each transaction and an accounting of the activities referred to in this Section 10.1, including information relative to the status of negotiations for offers made in respect of such Equipment.

                 If TSFC has not remarketed any Equipment at the conclusion of the Remarketing Period, upon notice from Lender, TSFC's exclusive right to remarket shall terminate and Lender shall have the right to remarket such Equipment on terms and conditions satisfactory to it. If Lender remarkets the Equipment, it shall retain Proceeds in an amount equal to the Loan Repayment Amount applicable to the Loan financing the Lease to which such Equipment was subject and any Remarketing Expenses incurred by Lender and shall remit the Excess Proceeds to TSFC.

                 Nothing contained in this Section 10.1 shall be deemed to constitute a release by Lender of its security interest in any of the Collateral. Lender shall release its security interest in Equipment which has been sold pursuant to this Section 10.1.

                 10.2 Remarketing Expenses. Remarketing Expenses shall be for the account of the party incurring such expenses and shall be recoverable from the Proceeds of such remarketing.

                 10.3 Assignment. The rights and obligations of any party under this Section 10 may be assigned only with the written consent of all parties.

                 10.4 No Guaranty. Notwithstanding anything contained herein to the contrary, the obligations and duties of TSFC contained in this
Section 10 shall not be construed to include a guarantee by TSFC that the Remarketing Proceeds with respect to any Equipment will equal or exceed the Loan Repayment Amount relating to such Equipment.


         11.     EVENTS OF DEFAULT, REMEDIES

                 11.1 Events of Default. Any one of the following events shall constitute an "Event of Default" hereunder:

                          (a) TSFC shall fail to remit to Lender when due any Lease Proceeds or Proceeds of an item of Equipment received by TSFC, or shall fail to make any payment required hereunder, in each case within five (5) days of the date due thereof; or

                          (b) TSFC shall fail to observe or perform any other obligation hereunder, or under any other agreement between Lender and TSFC, which is not corrected within thirty (30) days of written notice from Lender; provided, however, that if
                                (1) such failure is curable, (2) such failure cannot be remedied within the 30-day period,
                                (3) TSFC commences diligent efforts to effect such remedy within the 30-day period and actively and diligently pursues such efforts, and (4) such failure does not involve any risk of the sale, forfeiture or loss of the Equipment or any part thereof or any interest therein of Lender; then TSFC shall have an additional period of 60 days beyond such 30 days to effect such remedy, failing which an Event of Default shall occur hereunder; or

                          (c) any covenant, representation or warranty made by TSFC or CCI to Lender in any Operative Document or in any certificate delivered pursuant thereto shall be untrue in any material respect when made or during any period of time for which it is enforceable or shall be breached by TSFC or CCI. Notwithstanding the foregoing, to the extent that such a breach occurs, and such breach relates to an individual Lease, TSFC shall have thirty (30) days from receipt of demand by Lender to repurchase the Lease pursuant to the terms of the Mandatory Prepayment clause set forth at Paragraph 3.7 herein. TSFC's failure to repurchase such a Lease within said thirty (30) day period shall then constitute an Event of Default under this subparagraph; or

                          (d) an injunction, attachment or other legal process shall issue against any material part of TSFC's property or a material judgment or lien shall be filed against TSFC which is not stayed, vacated, bonded, or otherwise discharged within ninety (90) days after the date of entry thereof; or

                          (e) TSFC or CCI shall cease to do business as a going concern, shall become bankrupt, shall make an assignment for the benefit of creditors or otherwise take advantage of the bankruptcy or any other law for the relief of debtors; a trustee or receiver for TSFC or CCI shall be appointed or there shall be filed by or against TSFC any petition under any provision of the

                                Federal Bankruptcy Code, as amended, and, in the case of a petition filed against TSFC or CCI, such petition shall not be dismissed, withdrawn, or otherwise eliminated within ninety (90) days after the filing thereof; or

                          (f) any ERISA plan of CCI shall terminate, or CCI or TSFC shall fully or partially withdraw from such a plan or plan which could result in liability of CCI or TSFC to the Pension Benefit Guaranty Corporation or to such plan or plans in the Aggregate amount of One Million Dollars ($1,000,000) or more (in excess of any applicable insurance).

                 11.2 Remedies. If an Event of Default shall have occurred, and such Event of Default had not been cured within an applicable cure period, and further upon notice of such Event of Default to TSFC Lender shall have the right to do any or all of the following:

                          (a) complete and deliver to the Lessees the notices received by Lender from TSFC pursuant to
                                Section 5.3(f) and to commence direct
                                collection of the Rents until such time as Lender has received the total Loan Repayment Amount of all Loans due under the Agreement, an administrative fee in an amount reasonably determined by Lender to reimburse it for its anticipated costs and expenses of directly billing and collecting the Lessees for Rent (the "Administrative Fee"), any late charges, or other costs or expenses incurred by Lender and due hereunder:

                          (b) (i) exercise of any of the Lessor's rights under any of the Leases, or (ii) by written notice, require TSFC to exercise on behalf of Lender as secured party under this Agreement any and all of the rights available to the Lessor under any Lease to the extent not already exercised by TSFC, whereupon TSFC shall immediately take all requested action;

                          (c) discontinue making Loans and as liquidated damages and not a penalty, to assess the Administrative Fee and to accelerate the balance due under the First Loss Provision pursuant to Section 8.4 of the Agreement to be due and payable immediately, or

                          (d) proceed against TSFC, CCI or both of them, for all rights and remedies Lender may have under this Agreement and/or the Operating Agreement or provided by applicable law or otherwise available at law or in equity.

                 Upon the occurrence of an Event of Default, or upon the failure of a Lessee to perform its obligations under a Lease, Lender shall have and may exercise all the rights and remedies of a secured party under the California Uniform Commercial Code (expressly including, but not limited to, those granted under 9-502(1) and 9-306 dealing with retention of cash proceeds); and any other applicable laws (including but not limited to the right to assume direct collection of any and all Leases and retain any and all cash proceeds collected under the Leases until such time that Lender has received the total Loan Repayment Amount of all Loans due under this Agreement, plus the Administrative Fee, late charges or other costs and expenses incurred by lender and due hereunder); provided, however, that so long as Lessee under a Lease is not in default thereunder, Lender shall not take any action or exercise any right that would disturb such Lessee's full and quiet enjoyment of all of such Lessee's rights under that Lease. Lender will give TSFC reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) days before or mailed, postage prepaid, to TSFC , at least twenty (20) days before the time of such sale or disposition. Subject to applicable provisions of this Agreement, Collateral proceeds including, but not limited to, the proceeds of any sale or disposition of Collateral shall be applied: first, to the expense of settling all liens and claims against such Collateral and all reasonable costs, charges and expenses incurred by Lender in connection with the Event of Default, Lender's exercise of remedies under this
Section 11.2 (including without limitation those described in Section 12.4), and in taking, removing, holding, preparing for sale and selling the Equipment; second, to the payment of the remaining total Loan Repayment Amount of all Loans; third, to any other unpaid obligations of TSFC hereunder and of CCI under the Operating Agreement; and fourth, any remaining proceeds shall be paid to TSFC.

                 TSFC shall pay to Lender all fees, costs and expenses incurred by Lender in enforcing any term of condition of this Agreement, including without limitation, Lender's attorney's fees.

                 Notwithstanding the foregoing, Lender shall have the right to discontinue making Loans at any time in its sole discretion, whether or not an Event of Default has occurred.

                 Nothing contained in this Section 11.2 shall entitle Lender to recourse against TSFC with respect to payment of the Loans which is not expressly granted to Lender by this Agreement.


         12.     MISCELLANEOUS

                 12.1 General. Waiver of any particular default shall not be a waiver of any other default. All Lender's rights are cumulative and not alternative. No waiver or change, modification or amendment in this Agreement shall bind Lender or TSFC unless an officer of Lender and TSFC , has agreed to such waiver or change, modification or amendment in writing. Any provision of this Agreement contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. No oral agreement, guaranty or warranty shall be binding. This Agreement shall be governed by the laws of California.

                 12.2 Notices. All notices, demands, directions, consents and approvals hereunder shall be in writing and shall be delivered in person, by telecopy, by overnight courier or by prepaid certified mail, addressed to the party for whom it is intended, if to

                          Triad Systems Financial Corporation
                          3055 Triad Drive
                          Livermore, California, 94550
                          Telecopy No. 510-449-6962
                          Attention: Ronald D. Lindberg, Vice President


                          With a copy to:  Matt Hale, Vice President
                          Finance & CFO   Cooperative Computing, Inc.
                          6207 Bee Cave Road
                          Austin, Texas 78746
                          Telecopy No. 512/328-6461
and if to

                          Mellon US Leasing, a Division of
                          Mellon Leasing Corporation
                          525 Market Street, Suite 3500
                          San Francisco, California 94105
                          Attention:  President
                          Telecopy No.: 415/538-9611
and shall be deemed delivered on the day of actual receipt. Either party may change its address for the receipt of notices, demands, directions, consents, and approvals by notice duly given to the other party pursuant to this Section 12.2.

                 Notices may also effectively be given by transmitting over electronic devices such as facsimile machine, if either party to whom such notice is being sent has such device in its office. Notices given by electronic transmitting devices shall be deemed effective on the date of transmission.

                 12.3 Waivers. TSFC hereby waives demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, and all other demands and notices of any description, except as expressly provided herein. No delay or omissions on the part of either party in exercising any right, remedy, option, or notice of default, except as any pertinent statute of limitations which may apply, on any one occasion, shall be construed as a bar to or waiver of any other default, right, remedy or option, or the same default, right, remedy or option any future occasion.

                 12.4 Costs and Expenses. In any case where Lender or TSFC is entitled hereunder to reimbursement of costs and expenses, such costs and expenses shall include interest on any judgment and court costs, reasonable legal fees and expenses (including allocated fees of internal counsel).

                 12.5 Successors; Assigns. This Agreement shall inure to the benefit of and be binding upon Lender and TSFC and their respective successors and permitted assigns. Neither party may assign this Agreement without the other party's consent, unless such assignment is to any wholly owned subsidiary, parent or affiliate of the assigning party. If either party does not consent to such proposed assignment, TSFC shall have the option to prepay the outstanding aggregate Loan Repayment Amount to Lender at a price to be determined by mutual agreement of the parties.

                 12.6 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between Lender and TSFC with respect to the subject matter hereof, except to the extent other agreements are referred to herein or contemplated hereby or executed contemporaneously herewith, and supersede all previous communications whether oral or written between Lender and TSFC with respect to such subject matter. No agreement or understanding varying or extending any rights or obligations hereunder of either of the parties shall be binding unless in a writing signed by a duly authorized officer or representative of the party against which such variance or extension is sought to be enforced.

                 12.7 Headings; Titles. The cover, table of contents and titles for Sections used in this Agreement are intended to be descriptive only and shall not be deemed to limit, extend or in any way modify the meaning of the text of this Agreement


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.





TRIAD SYSTEMS FINANCIAL CORPORATION,
a California Corporation


By:      /S/ PATRICK J. KERNAN
   ----------------------------------------
         General Counsel
     Its: Authorized Signatory




MELLON US LEASING, A DIVISION OF
MELLON LEASING CORPORATION,
a Pennsylvania Corporation


By:      /S/ JOHN P. SETTANO
   -----------------------------------------
         Vice President
     Its: Authorized Signatory